Exhibit 99

CBS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Fourth Quarter Adjusted OIBDA Up 11% to $569.2 Million

Fourth Quarter Adjusted Net Earnings Up 23% to $171.1 Million

Fourth Quarter Adjusted Diluted EPS Up 19% to $.25

New York, New York, February 18, 2010 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year ended December 31, 2009.

“Throughout the past year, Leslie and his team did all the right things to position CBS for a vibrant future, and the results we’re reporting today speak to our momentum,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “We’ve managed through the year with financial prudence, while at the same time continuing to invest in our top-quality content businesses and maintain our industry-leading position.  I’m very excited about all that we can achieve going forward.”

“As we promised, each quarter in 2009 improved on the one before – culminating in our best performance of the year in the fourth quarter,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “The good news is, the rising revenue trends are continuing into 2010.”

Moonves continued:  “We see a number of very positive signs at both our Content Group and our Local Group.  The CBS Television Network is again #1 this season and up in every key demographic year-over-year, and we’ve added two new hits – both of which are wholly-owned by CBS.  Cable Networks’ subscriber and profit growth continues, and traffic to CBS Interactive sites hit new records during the quarter.  Meanwhile, both national and local advertising are improving substantially – with dramatic gains in scatter and sales pacing for the Network and our TV Stations in the first quarter.  Local radio stations are pacing well above last year’s first quarter, and Outdoor has reached last year’s levels.  And with growing retransmission and affiliate fees, we’ve established a substantial secondary revenue stream.  At the same time, we continue to manage our cost structure to deliver better efficiencies in any economy, and have improved our liquidity position – all of which we believe will help us better capitalize on the ongoing economic recovery in 2010.”

Fourth Quarter 2009 Results

Revenues for the fourth quarter of 2009 totaled $3.50 billion, down less than 1% versus $3.53 billion for the same prior-year quarter.  Higher national advertising sales, growth in affiliate and subscription fees, and improvement in the local television marketplace, were offset by lower radio, outdoor and political advertising sales, and continued softness in the publishing retail market.

Adjusted operating income before depreciation and amortization (“OIBDA”) was $569.2 million for the fourth quarter of 2009, up 11% versus $513.1 million for last year’s fourth quarter, driven by higher affiliate and subscription fees, including retransmission revenues, combined with lower expenses as a result of cost-savings initiatives.  Results for the fourth quarter also reflect lower restructuring charges, which were substantially offset by lower political advertising sales.

Adjusted operating income was $421.8 million for the fourth quarter of 2009, up 16% from $362.4 million for the same quarter last year.

Reported operating income was $243.5 million for the fourth quarter of 2009 versus $298.2 million for the same quarter last year.

Adjusted net earnings increased 23% to $171.1 million, or $.25 per diluted share, up 19%, for the fourth quarter of 2009 versus $139.3 million, or $.21 per diluted share, for the same quarter last year.

Reported net earnings were $58.8 million, or $.09 per diluted share, for the fourth quarter of 2009 versus $136.1 million, or $.20 per diluted share, for the same quarter last year.

Free cash flow for the fourth quarter of 2009 was $295.4 million versus $308.3 million for the fourth quarter of 2008, reflecting the timing of interest payments partially offset by lower discretionary contributions in 2009 to pre-fund the Company’s qualified pension plans.

Adjusted results for the fourth quarter exclude impairment charges and tax benefits resulting from the settlement of federal and state income tax audits.  The Company recorded pre-tax non-cash impairment charges during the fourth quarter of 2009 to reduce the carrying value of FCC broadcast licenses in certain radio markets.  During the fourth quarter of 2008, the Company recorded pre-tax non-cash impairment charges related to radio station divestitures.  Reconciliations of all non-GAAP measures to reported quarterly results are included at the end of this earnings release.

Full Year 2009 Results

Full year 2009 revenues were $13.01 billion, down 7% versus $13.95 billion for the prior year, reflecting lower local non-political advertising sales during the first three quarters of 2009 and lower political advertising for the year, partially offset by higher affiliate and subscription fees.

Adjusted OIBDA for 2009 was $1.80 billion, down 29% versus $2.55 billion for 2008, reflecting lower local advertising sales, including politicals, partially offset by higher affiliate and subscription fees, a reduction in expenses resulting from cost-savings initiatives and lower restructuring charges in 2009.

Adjusted operating income for 2009 was $1.22 billion, down 40% versus $2.02 billion for 2008.

Reported operating income was $1.01 billion for 2009 versus an operating loss of $12.16 billion for 2008.

Adjusted net earnings were $358.8 million, or $.53 per diluted share, for 2009 versus $984.3 million, or $1.46 per diluted share, for 2008.

Reported net earnings were $226.5 million, or $.33 per diluted share, for 2009 versus a net loss of $11.67 billion, or a loss of $17.43 per diluted share, for 2008.

Free cash flow was $827.8 million for 2009 versus $1.67 billion for 2008, reflecting lower adjusted OIBDA and higher investment in programming and content, partially offset by lower cash taxes and capital expenditures.

Adjusted results for the full year exclude impairment charges; tax benefits resulting from the settlement of federal and state income tax audits; and reductions of deferred tax assets associated with stock-based compensation in both 2009 and 2008; and a gain on the sale of the Company’s investment in Sundance Channel in 2008.  During 2009, the Company recorded pre-tax non-cash impairment charges to reduce the carrying value of radio FCC broadcast licenses and goodwill.  During 2008, the Company recorded pre-tax non-cash impairment charges to reduce the carrying value of goodwill and intangible assets.  Reconciliations of all non-GAAP measures to reported annual results are included at the end of this earnings release.

Consolidated and Segment Results

In the fourth quarter of 2009, the Company realigned its operating segments to more effectively highlight its long-term strategy of investing in content businesses and capitalizing on its strong local presence.  The tables below present the Company’s revenues by segment and type, and its adjusted OIBDA and operating income (loss) by segment for the three and twelve months ended December 31, 2009 and 2008 (dollars in millions).

	Three Months Ended December 31,		Twelve Months Ended December 31,
Revenues by Segment	2009	2008	2009	2008
Entertainment	$1,815.3	$1,746.0	$6,976.7	$6,878.8
Cable Networks	347.1	320.7	1,347.2	1,264.5
Publishing	220.0	245.1	793.5	857.7
Content Group	2,382.4	2,311.8	9,117.4	9,001.0
Local Broadcasting	680.0	735.8	2,359.7	2,950.4
Outdoor	483.7	526.3	1,722.6	2,170.6
Local Group	1,163.7	1,262.1	4,082.3	5,121.0
Eliminations	(47.7)	(47.0)	(185.1)	(171.6)
Total Revenues	$3,498.4	$3,526.9	$13,014.6	$13,950.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
Revenues by Type	2009	2008	2009	2008
Advertising	$2,351.5	$2,386.7	$8,171.4	$9,239.9
Content licensing and distribution	658.1	711.5	3,120.4	3,157.6
Affiliate and subscription fees	422.2	350.1	1,462.3	1,289.4
Other	66.6	78.6	260.5	263.5
Total Revenues	$3,498.4	$3,526.9	$13,014.6	$13,950.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted OIBDA	2009	2008	2009	2008
Entertainment	$190.8	$174.1	$875.9	$1,022.8
Cable Networks	152.8	104.8	461.0	389.5
Publishing	13.6	28.3	50.2	88.2
Content Group	357.2	307.2	1,387.1	1,500.5
Local Broadcasting	227.5	173.5	512.9	820.0
Outdoor	68.8	98.4	168.7	467.4
Local Group	296.3	271.9	681.6	1,287.4
Corporate	(49.1)	(50.7)	(147.1)	(157.1)
Residual costs	(35.9)	(16.0)	(115.7)	(79.2)
Eliminations	.7	.7	(2.2)	2.7
Adjusted OIBDA	569.2	513.1	1,803.7	2,554.3
Impairment Charges	(178.3)	(64.2)	(210.0)	(14,181.4)
Total OIBDA	$390.9	$448.9	$1,593.7	$(11,627.1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Operating Income (Loss)	2009	2008	2009	2008
Entertainment	$146.9	$125.1	$699.9	$882.7
Cable Networks	147.0	98.6	437.4	364.3
Publishing	11.9	26.1	42.5	78.7
Content Group	305.8	249.8	1,179.8	1,325.7
Local Broadcasting	204.1	147.0	422.4	720.3
Outdoor	1.0	35.2	(96.9)	223.5
Local Group	205.1	182.2	325.5	943.8
Corporate	(53.9)	(54.3)	(166.0)	(170.3)
Residual costs	(35.9)	(16.0)	(115.7)	(79.2)
Eliminations	.7	.7	(2.2)	2.7
Adjusted Operating Income	421.8	362.4	1,221.4	2,022.7
Impairment Charges	(178.3)	(64.2)	(210.0)	(14,181.4)
Total Operating Income (Loss)	$243.5	$298.2	$1,011.4	$(12,158.7)

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

Fourth Quarter

Entertainment revenues of $1.82 billion for the fourth quarter of 2009 increased 4% from the same prior-year period as 8% growth in advertising revenues at the CBS Television Network was partially offset by lower CBS Interactive advertising sales, which decreased 5% versus the prior year.

Entertainment OIBDA and operating income for the fourth quarter of 2009 increased 10% to $190.8 million and 17% to $146.9 million, respectively, driven by higher advertising revenues at the Network and the absence of 2008 restructuring charges, partially offset by higher investment in programming and content.

Full Year

Entertainment revenues of $6.98 billion for 2009 increased 1% from $6.88 billion for 2008 due to higher 2009 domestic and international syndication sales and a full year’s results from CNET Networks, which the Company acquired in June 2008.  These increases were partially offset by lower Network advertising revenues during the first half of 2009 and the impact of a new international syndication arrangement for the CSI franchise in 2008.

For 2009, Entertainment adjusted OIBDA decreased 14% to $875.9 million from $1.02 billion for 2008 primarily due to lower advertising sales and higher investment in programming and content.  In 2008, the Writers Guild of America strike reduced programming costs for the 2007/2008 broadcast season.  The adjusted OIBDA decline was partially offset by higher profits from syndication sales and lower restructuring charges in 2009. Operating income for 2009 was $699.9 million versus an operating loss of $2.91 billion for 2008, which included an impairment charge of $3.80 billion to reduce the carrying value of goodwill.

Cable Networks (Showtime Networks and CBS College Sports Network)

Fourth Quarter

Cable Networks revenues for the fourth quarter of 2009 increased 8% to $347.1 million from $320.7 million for the same prior-year period due to rate increases and growth in subscriptions at both Showtime Networks and CBS College Sports Network.  Showtime Networks subscriptions totaled 61.3 million as of December 31, 2009, up by 2.6 million, or 4%, from December 31, 2008, and CBS College Sports Network subscriptions of 34.8 million were up by 9.5 million, or 38%.

Cable Networks OIBDA of $152.8 million and operating income of $147.0 million were up 46% and 49%, respectively, for the fourth quarter of 2009, due to higher affiliate fees and the mix of Showtime original series and theatrical programming.

Full Year

Cable Networks revenues for 2009 increased 7% to $1.35 billion from $1.26 billion for the same prior-year period due to rate increases and growth in subscriptions at Showtime Networks and CBS College Sports Network.

Cable Networks OIBDA of $461.0 million and operating income of $437.4 million were up 18% and 20%, respectively, driven by the revenue increase, partially offset by higher advertising for new Showtime original series.

Publishing (Simon & Schuster)

Fourth Quarter

Publishing revenues for the fourth quarter of 2009 decreased 10% to $220.0 million from $245.1 million for the same prior-year period in the soft retail market.  Best-selling titles in the fourth quarter of 2009 included Under the Dome by Stephen King and It’s Your Time by Joel Osteen.

Publishing OIBDA of $13.6 million and operating income of $11.9 million for the fourth quarter of 2009 decreased 52% and 54%, respectively.  The revenue decline and higher royalty expenses were partially offset by lower production costs and lower operating expenses resulting from cost-savings initiatives.

Full Year

Publishing revenues for 2009 decreased 7% to $793.5 million from $857.7 million for the same prior-year period due to the soft retail market and the unfavorable impact of foreign exchange rate changes.  Best-selling titles in 2009 included Glenn Beck’s Arguing with Idiots and Under the Dome by Stephen King.

Publishing OIBDA of $50.2 million and operating income of $42.5 million for 2009 decreased 43% and 46%, respectively.  The revenue decline and higher royalty expenses were partially offset by lower production costs, as well as lower operating expenses resulting from cost-savings initiatives.

Local Broadcasting (CBS Television Stations and CBS Radio)

Fourth Quarter

Local Broadcasting revenues for the fourth quarter of 2009 decreased 8% to $680.0 million from $735.8 million for the same prior-year period reflecting lower radio and political advertising sales.  Revenues for CBS Television Stations decreased 3% to $358.2 million from $369.3 million, and CBS Radio revenues decreased 12% to $322.2 million from $366.7 million for the same prior-year period, partially reflecting radio station divestitures.  Non-political advertising sales increased 11% for CBS Television Stations and were flat for Local Broadcasting.

Local Broadcasting adjusted OIBDA for the fourth quarter of 2009 increased 31% to $227.5 million from $173.5 million, primarily due to the absence of prior year restructuring charges, a gain from the sale of broadcasting spectrum in 2009, and lower operating expenses as a result of cost-savings initiatives, partially offset by lower advertising revenues, including politicals.  Operating income for the fourth quarter of 2009 was $25.8 million, and included impairment charges of $178.3 million to reduce the carrying value of FCC broadcast licenses in certain radio markets.  Operating income for the same prior-year period was $82.8 million, and included impairment charges of $64.2 million primarily related to radio station divestitures.

Full Year

Local Broadcasting revenues for 2009 decreased 20% to $2.36 billion from $2.95 billion for the same prior-year period, primarily due to lower local non-political radio and television advertising sales during the first three quarters and lower political advertising for the year.  CBS Television Stations revenues for 2009 decreased 20% to $1.14 billion from $1.41 billion for the same prior-year period, and CBS Radio revenues for 2009 decreased 21% to $1.22 billion from $1.54 billon for the same prior-year period.  Non-political advertising sales decreased 17% for CBS Television Stations and 18% for Local Broadcasting.

Local Broadcasting adjusted OIBDA for 2009 decreased 37% to $512.9 million from $820.0 million primarily due to lower advertising sales, including politicals, which were partially offset by lower restructuring charges, a gain from the sale of broadcasting spectrum in 2009 and lower operating expenses as a result of cost-savings initiatives.  Operating income for 2009 was $212.4 million, which included impairment charges of $210.0 million, versus an operating loss of $6.81 billion in 2008, which included impairment charges of $7.53 billion to reduce the carrying value of goodwill and intangible assets.

Outdoor (CBS Outdoor)

Fourth Quarter

Outdoor revenues for the fourth quarter of 2009 decreased 8% to $483.7 million from $526.3 million for the same prior-year period, reflecting the soft worldwide advertising marketplace.  In constant dollars, Outdoor revenues decreased 12% from the fourth quarter of 2008.  Americas revenues (comprising North and South America) of $300.4 million for the fourth quarter of 2009 decreased 8% (10% in constant dollars) from $327.6 million for the same prior-year period. Europe and Asia revenues of $183.3 million decreased 8% (15% in constant dollars) from $198.7 million for the same quarter last year.

Outdoor OIBDA for the fourth quarter of 2009 decreased 30% to $68.8 million from $98.4 million for the same prior-year period principally driven by the revenue decline.  Operating income was $1.0 million for the fourth quarter of 2009 versus $35.2 million for the same quarter last year.  Outdoor’s franchise and lease costs are generally fixed in nature and, with lower revenues, certain transit contracts are operating at their minimum guarantee levels, reducing OIBDA and operating income margins in the fourth quarter of 2009.

Full Year

Outdoor revenues for 2009 decreased 21% to $1.72 billion from $2.17 billion for the same prior-year period, as a result of the soft worldwide advertising marketplace and the unfavorable impact of foreign exchange rate changes.  In constant dollars, Outdoor revenues decreased 17% from 2008.  Americas revenues of $1.11 billion for 2009 decreased 16% (15% in constant dollars) from $1.33 billion for 2008.  Europe and Asia revenues of $609.8 million for 2009 decreased 27% (20% in constant dollars) from $838.6 million for 2008.

For 2009, Outdoor adjusted OIBDA of $168.7 million decreased 64% from $467.4 million for 2008, with the revenue decline partially offset by lower employee-related costs resulting from restructuring and cost-savings initiatives.  Outdoor reported an operating loss of $96.9 million for 2009 versus an operating loss of $2.63 billion for 2008, which included impairment charges of $2.86 billion to reduce the carrying value of goodwill and intangible assets.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock
Senior Vice President, Corporate Communications
(212) 975-1077
dlmcclintock@cbs.com

Andrea Prochniak
Vice President, Corporate Communications
(212) 975-1942
andrea.prochniak@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenues	$3,498.4	$3,526.9	$13,014.6	$13,950.4

Operating income (loss)	243.5	298.2	1,011.4	(12,158.7)

Interest expense	(139.5)	(138.8)	(542.0)	(546.6)
Interest income	1.7	3.0	6.0	42.2
Gain (loss) on early extinguishment of debt	—	8.4	(29.8)	8.4
Other items, net	(2.2)	(3.8)	(2.6)	79.6
Earnings (loss) before income taxes	103.5	167.0	443.0	(12,575.1)

(Provision) benefit for income taxes	(37.4)	(28.6)	(182.8)	919.3
Equity in loss of investee companies, net of tax	(7.3)	(2.3)	(33.7)	(17.6)
Net earnings (loss)	$58.8	$136.1	$226.5	$(11,673.4)

Basic net earnings (loss) per common share	$.09	$.20	$.34	$(17.43)

Diluted net earnings (loss) per common share	$.09	$.20	$.33	$(17.43)

Weighted average number of common shares outstanding:
Basic	674.8	670.9	673.6	669.8
Diluted	690.3	674.7	682.9	669.8

Dividends per common share	$.05	$.27	$.20	$1.06

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At	At
	December 31, 2009	December 31, 2008

Assets

Cash and cash equivalents	$716.7	$419.5
Receivables, net	2,900.2	2,749.9
Programming and other inventory	1,085.0	1,027.3
Prepaid expenses and other current assets	935.0	1,019.2
Total current assets	5,636.9	5,215.9
Property and equipment	4,998.0	4,899.5
Less accumulated depreciation and amortization	2,139.3	1,891.2
Net property and equipment	2,858.7	3,008.3
Programming and other inventory	1,464.2	1,578.1
Goodwill	8,667.5	8,647.8
Intangible assets	6,753.7	7,104.2
Other assets	1,581.0	1,526.6
Total Assets	$26,962.0	$27,080.9

Liabilities and Stockholders’ Equity

Accounts payable	$436.4	$462.8
Participants’ share and royalties payable	955.0	962.3
Program rights	729.2	840.1
Current portion of long-term debt	443.6	21.3
Accrued expenses and other current liabilities	2,182.3	2,514.4
Total current liabilities	4,746.5	4,800.9
Long-term debt	6,553.3	6,974.8
Other liabilities	6,642.8	6,707.9
Stockholders’ equity	9,019.4	8,597.3
Total Liabilities and Stockholders’ Equity	$26,962.0	$27,080.9

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Twelve Months Ended
	December 31,
	2009	2008

Operating Activities:
Net earnings (loss)	$226.5	$(11,673.4)
Adjustments to reconcile net earnings (loss) to net cash flow provided by operating activities:
Depreciation and amortization	582.3	531.6
Impairment charges	210.0	14,181.4
Deferred income tax provision (benefit)	216.4	(1,221.7)
Write-down of investments	7.7	71.1
Loss (gain) on early extinguishment of debt	29.8	(8.4)
Net gain on dispositions	(21.4)	(133.3)
Stock-based compensation	135.6	137.9
Equity in loss of investee companies, net of tax and distributions	36.0	23.4
Decrease to accounts receivable securitization program	(150.0)	—
Change in assets and liabilities, net of effects of acquisitions	(333.5)	237.9
Net cash flow provided by operating activities	939.4	2,146.5
Investing Activities:
Acquisitions, net of cash acquired	(26.1)	(2,035.3)
Capital expenditures	(261.6)	(474.1)
Investments in and advances to investee companies	(55.6)	(40.2)
Proceeds from dispositions	128.8	198.2
(Purchases) proceeds from sales of investments	(34.2)	212.7
Other investing activities	(.5)	(15.4)
Net cash flow used for investing activities	(249.2)	(2,154.1)
Financing Activities:
Repayments to banks, including commercial paper, net	(1.5)	(5.3)
Proceeds from issuance of senior notes	974.4	—
Repayment of senior notes	(1,007.5)	(183.2)
Payment of capital lease obligations	(15.6)	(17.2)
Dividends	(297.3)	(705.4)
Purchase of Company common stock	(18.7)	(46.4)
Proceeds from exercise of stock options	—	31.2
Other financing activities	(26.8)	6.5
Net cash flow used for financing activities	(393.0)	(919.8)
Net increase (decrease) in cash and cash equivalents	297.2	(927.4)
Cash and cash equivalents at beginning of year	419.5	1,346.9
Cash and cash equivalents at end of year	$716.7	$419.5

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income (Loss) Before Depreciation and Amortization

The following tables set forth the Company’s Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) for the three and twelve months ended December 31, 2009 and 2008.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Statements of Operations: Equity in loss of investee companies, net of tax; (Provision) benefit for income taxes; Other items, net; Gain (loss) on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.  The Company defines “Adjusted OIBDA” as OIBDA before impairment charges.

The Company presents OIBDA before impairment charges on a segment basis as the primary measure of profit and loss for its operating segments in accordance with Financial Accounting Standards Board guidance for segment reporting.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of total OIBDA to net earnings (loss) and Adjusted OIBDA for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended December 31, 2009
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Impairment Charges	Operating Income (Loss)
Entertainment	$190.8	$(43.9)	$146.9	$—	$146.9
Cable Networks	152.8	(5.8)	147.0	—	147.0
Publishing	13.6	(1.7)	11.9	—	11.9
Content Group	357.2	(51.4)	305.8	—	305.8
Local Broadcasting	227.5	(23.4)	204.1	(178.3)	25.8
Outdoor	68.8	(67.8)	1.0	—	1.0
Local Group	296.3	(91.2)	205.1	(178.3)	26.8
Corporate	(49.1)	(4.8)	(53.9)	—	(53.9)
Residual costs	(35.9)	—	(35.9)	—	(35.9)
Eliminations	.7	—	.7	—	.7
Total	$569.2	$(147.4)	$421.8	$(178.3)	$243.5

	Three Months Ended December 31, 2008
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Impairment Charges	Operating Income (Loss)
Entertainment	$174.1	$(49.0)	$125.1	$—	$125.1
Cable Networks	104.8	(6.2)	98.6	—	98.6
Publishing	28.3	(2.2)	26.1	—	26.1
Content Group	307.2	(57.4)	249.8	—	249.8
Local Broadcasting	173.5	(26.5)	147.0	(64.2)	82.8
Outdoor	98.4	(63.2)	35.2	—	35.2
Local Group	271.9	(89.7)	182.2	(64.2)	118.0
Corporate	(50.7)	(3.6)	(54.3)	—	(54.3)
Residual costs	(16.0)	—	(16.0)	—	(16.0)
Eliminations	.7	—	.7	—	.7
Total	$513.1	$(150.7)	$362.4	$(64.2)	$298.2

	Three Months Ended December 31,
	2009	2008
Adjusted OIBDA	$569.2	$513.1
Impairment Charges	(178.3)	(64.2)
Total OIBDA	390.9	448.9
Depreciation and amortization	(147.4)	(150.7)
Operating income	243.5	298.2
Interest expense	(139.5)	(138.8)
Interest income	1.7	3.0
Gain on early extinguishment of debt	—	8.4
Other items, net	(2.2)	(3.8)
Earnings before income taxes	103.5	167.0
Provision for income taxes	(37.4)	(28.6)
Equity in loss of investee companies, net of tax	(7.3)	(2.3)
Net earnings	$58.8	$136.1

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Twelve Months Ended December 31, 2009
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Impairment Charges	Operating Income (Loss)
Entertainment	$875.9	$(176.0)	$699.9	$—	$699.9
Cable Networks	461.0	(23.6)	437.4	—	437.4
Publishing	50.2	(7.7)	42.5	—	42.5
Content Group	1,387.1	(207.3)	1,179.8	—	1,179.8
Local Broadcasting	512.9	(90.5)	422.4	(210.0)	212.4
Outdoor	168.7	(265.6)	(96.9)	—	(96.9)
Local Group	681.6	(356.1)	325.5	(210.0)	115.5
Corporate	(147.1)	(18.9)	(166.0)	—	(166.0)
Residual costs	(115.7)	—	(115.7)	—	(115.7)
Eliminations	(2.2)	—	(2.2)	—	(2.2)
Total	$1,803.7	(582.3)	$1,221.4	$(210.0)	$1,011.4

	Twelve Months Ended December 31, 2008
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Impairment Charges	Operating Income (Loss)
Entertainment	$1,022.8	$(140.1)	$882.7	$(3,796.8)	$(2,914.1)
Cable Networks	389.5	(25.2)	364.3	—	364.3
Publishing	88.2	(9.5)	78.7	—	78.7
Content Group	1,500.5	(174.8)	1,325.7	(3,796.8)	(2,471.1)
Local Broadcasting	820.0	(99.7)	720.3	(7,529.4)	(6,809.1)
Outdoor	467.4	(243.9)	223.5	(2,855.2)	(2,631.7)
Local Group	1,287.4	(343.6)	943.8	(10,384.6)	(9,440.8)
Corporate	(157.1)	(13.2)	(170.3)	—	(170.3)
Residual costs	(79.2)	—	(79.2)	—	(79.2)
Eliminations	2.7	—	2.7	—	2.7
Total	$2,554.3	$(531.6)	$2,022.7	$(14,181.4)	$(12,158.7)

	Twelve Months Ended December 31,
	2009	2008
Adjusted OIBDA	$1,803.7	$2,554.3
Impairment Charges	(210.0)	(14,181.4)
Total OIBDA	1,593.7	(11,627.1)
Depreciation and amortization	(582.3)	(531.6)
Operating income (loss)	1,011.4	(12,158.7)
Interest expense	(542.0)	(546.6)
Interest income	6.0	42.2
Gain (loss) on early extinguishment of debt	(29.8)	8.4
Other items, net	(2.6)	79.6
Earnings (loss) before income taxes	443.0	(12,575.1)
(Provision) benefit for income taxes	(182.8)	919.3
Equity in loss of investee companies, net of tax	(33.7)	(17.6)
Net earnings (loss)	$226.5	$(11,673.4)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by operating activities less capital expenditures and increases/(decreases) to the accounts receivable securitization program.  The Company uses free cash flow, among other measures, to evaluate its operating performance and as one of several components of incentive compensation targets for certain management personnel.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

The Company considers its decision to either increase or decrease its accounts receivable securitization program a financing decision, the result of which does not affect the underlying operating performance of the Company.  Accordingly, the Company’s calculation of free cash flow does not include the impact of changes in its accounts receivable securitization program.  As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and increases/(decreases) to the accounts receivable securitization program from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$371.5	$432.8	$939.4	$2,146.5
Exclude: Decrease to accounts receivable securitization program	—	—	150.0	—
Capital expenditures	(76.1)	(124.5)	(261.6)	(474.1)
Free cash flow	$295.4	$308.3	$827.8	$1,672.4

The following table presents a summary of the Company’s cash flows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$371.5	$432.8	$939.4	$2,146.5
Net cash flow used for investing activities	$(63.7)	$(199.0)	$(249.2)	$(2,154.1)
Net cash flow used for financing activities	$(64.9)	$(367.4)	$(393.0)	$(919.8)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2009 and 2008 Adjusted Results

The following tables reconcile financial measures excluding impairment charges, certain tax items and dispositions to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2009
	2009 Reported	Impairment Charges(a)	Tax Items(b)	Other	2009 Adjusted
Revenues	$3,498.4	$—	$—	$—	$3,498.4
OIBDA	390.9	178.3	—	—	569.2
Operating income	243.5	178.3	—	—	421.8
Interest expense	(139.5)	—	—	—	(139.5)
Interest income	1.7	—	—	—	1.7
Other items, net	(2.2)	7.7	—	—	5.5
Earnings before income taxes	103.5	186.0	—	—	289.5
Provision for income taxes	(37.4)	(72.5)	(1.3)	—	(111.2)
Effective income tax rate	36.1%				38.4%

Equity in loss of investee companies, net of tax	(7.3)	.1	—	—	(7.2)
Net earnings	$58.8	$113.6	$(1.3)	$—	$171.1
Diluted EPS	$.09	$.16	$—	$—	$.25
Diluted weighted average number of common shares outstanding	690.3				690.3

	Three Months Ended December 31, 2008

	2008 Reported	Impairment Charges(a)	Tax Items(b)	Other(c)	2008 Adjusted
Revenues	$3,526.9	$—	$—	$—	$3,526.9
OIBDA	448.9	64.2	—	—	513.1
Operating income	298.2	64.2	—	—	362.4
Interest expense	(138.8)	—	—	—	(138.8)
Interest income	3.0	—	—	—	3.0
Gain on early extinguishment of debt	8.4	—	—	—	8.4
Other items, net	(3.8)	14.7	—	(2.6)	8.3
Earnings before income taxes	167.0	78.9	—	(2.6)	243.3
Provision for income taxes	(28.6)	(37.0)	(37.1)	1.0	(101.7)
Effective income tax rate	17.1%				41.8%

Equity in loss of investee companies, net of tax	(2.3)	—	—	—	(2.3)
Net earnings	$136.1	$41.9	$(37.1)	$(1.6)	$139.3
Diluted EPS	$.20	$.06	$(.05)	$—	$.21
Diluted weighted average number of common shares outstanding	674.7				674.7

(a)	Reflects pre-tax non-cash impairment charges to reduce goodwill and FCC broadcast licenses at Local Broadcasting as well as other-than-temporary declines in the market value of investments.
(b)	Reflects tax benefits resulting from the settlement of federal and state income tax audits and the reduction of deferred tax assets associated with stock-based compensation.
(c)	Gain on sale of investment in Sundance Channel.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31, 2009
	2009 Reported	Impairment Charges(a)	Tax Items(c)	Other	2009 Adjusted
Revenues	$13,014.6	$—	$—	$—	$13,014.6
OIBDA	1,593.7	210.0	—	—	1,803.7
Operating income	1,011.4	210.0	—	—	1,221.4
Interest expense	(542.0)	—	—	—	(542.0)
Interest income	6.0	—	—	—	6.0
Loss on early extinguishment of debt	(29.8)	—	—	—	(29.8)
Other items, net	(2.6)	7.7	—	—	5.1
Earnings before income taxes	443.0	217.7	—	—	660.7
Provision for income taxes	(182.8)	(81.1)	(4.4)	—	(268.3)
Effective income tax rate	41.3%				40.6%

Equity in loss of investee companies, net of tax	(33.7)	.1	—	—	(33.6)
Net earnings	$226.5	$136.7	$(4.4)	$—	$358.8
Diluted EPS	$.33	$.20	$(.01)	$—	$.53
Diluted weighted average number of common shares outstanding	682.9				682.9

	Twelve Months Ended December 31, 2008
	2008 Reported	Impairment Charges(b)	Tax Items(c)	Other(d)	2008 Adjusted
Revenues	$13,950.4	$—	$—	$—	$13,950.4
OIBDA	(11,627.1)	14,181.4	—	—	2,554.3
Operating income (loss)	(12,158.7)	14,181.4	—	—	2,022.7
Interest expense	(546.6)	—	—	—	(546.6)
Interest income	42.2	—	—	—	42.2
Gain on early extinguishment of debt	8.4	—	—	—	8.4
Other items, net	79.6	71.1	—	(129.8)	20.9
Earnings (loss) before income taxes	(12,575.1)	14,252.5	—	(129.8)	1,547.6
(Provision) benefit for income taxes	919.3	(1,482.5)	(32.4)	49.9	(545.7)
Effective income tax rate	7.3%				35.3%

Equity in loss of investee companies, net of tax	(17.6)	—	—	—	(17.6)
Net earnings (loss)	$(11,673.4)	$12,770.0	$(32.4)	$(79.9)	$984.3
Diluted EPS	$(17.43)	$19.07	$(.05)	$(.12)	$1.46
Diluted weighted average number of common shares outstanding	669.8				674.2

(a)	Reflects pre-tax non-cash impairment charges to reduce goodwill and FCC broadcast licenses at Local Broadcasting as well as other-than-temporary declines in the market value of investments.
(b)

Reflects non-cash impairment charges to reduce goodwill and other intangible assets at Entertainment, Local Broadcasting and Outdoor as well as other-than-temporary declines in the market value of investments.

(c)	Reflects tax benefits resulting from the settlement of federal and state income tax audits and the reduction of deferred tax assets associated with stock-based compensation.
(d)	Gain on sale of investment in Sundance Channel.